EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217399 on Form S-8 of PCSB Financial Corporation of our report dated July 1, 2019 appearing in this Annual Report on Form 11-K of PCSB Bank 401(k) Savings Plan for the year ended December 31, 2018.

Crowe LLP

New York, New York
July 1, 2019
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